Exhibit 99.1

Argo Group Announces Appointment of J. Daniel Plants to Board of Directors

Mr. Plants will join Strategic Review and Human Resources Committees

HAMILTON, Bermuda – August 8, 2022 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or “the Company”) today announced the August 4, 2022 appointment of J. Daniel Plants as an independent member of the Company’s board of directors (the “Board”).

Mr. Plants is a seasoned investor, financial executive and senior advisor with three decades of experience helping companies successfully navigate change and unlock shareholder value. He currently serves as Chief Investment Officer of Voce Capital Management LLC, which he founded in 2011 after working at several leading financial institutions, including in executive positions in the mergers and acquisitions groups at Goldman, Sachs & Co. and JPMorgan Chase, and in the securities law practice at Sullivan & Cromwell. Mr. Plants currently serves as the Executive Chairman of Cutera, Inc. (Nasdaq: CUTR) and was until earlier this year a director at Calix, Inc. (NYSE: CALX), where he chaired the Strategic Review Committee.

“At Argo, our board regularly reviews its composition to ensure we are best positioned to effectively oversee the execution of our strategy while navigating a dynamic market,” said Thomas A. Bradley, Argo executive chairman and chief executive officer. “As a result, we are pleased to welcome Dan to the Board during this pivotal time in Argo’s history. Voce Capital is Argo’s largest shareholder and Dan brings a valuable investor perspective and a unique understanding of our business. We are pleased to be continuing our long-standing collaboration and look forward to working more closely with Dan in this new capacity as we continue to position Argo for success and shareholder value creation.”

“We have appreciated our constructive dialogue with Argo over the past few years, and I’m delighted to formalize the working relationship by joining the Board at this time,” said Mr. Plants. “We continue to believe Argo is deeply undervalued and fully support the Strategic Review process that is currently underway. I am confident that the Board will carefully consider all viable options during this comprehensive evaluation of strategic alternatives. I look forward to working with my fellow directors to achieve an outcome that maximizes value for all Argo shareholders.”

With the addition of Mr. Plants, Argo’s Board will comprise nine directors, eight of whom are independent, and six of whom have been appointed in the last three years. In connection with Mr. Plants’ appointment to the Board, he will also be appointed to serve on the Board’s Strategic Review Committee and Human Resources Committee.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group and its insurance subsidiaries are rated ‛A-’ by Standard & Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at argogroup.com.

FORWARD-LOOKING STATEMENTS

This press release and any related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “create,” “maximize,” “guidance,” “objective,” “outcome,” remain optimistic,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented in Argo’s subsequent Quarterly Reports on Form 10-Q, and in other filings with the U.S. Securities and Exchange Commission. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that Argo’s objectives will be achieved. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

Contacts

Investors:

Andrew Hersom

Head of Investor Relations

860-970-5845

andrew.hersom@argogroupus.com

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978.387.4150

gregory.charpentier@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210-321-2104

david.snowden@argogroupus.com